CONSULTING AGREEMENT


                  This Agreement made and entered into this 12th day of January, 1999 by and between Marsee Baking (MB), the Viking Group, LLC (Viking) and Anthony Kamin (Kamin).

                                   WITNESSETH

                  WHEREAS, MB is a private corporation whose principal offices are located at 2287 N.W. Pettygrove, Portland, Oregon, 97210, and

                  WHEREAS, Viking is a private corporation whose principal offices are located at 8626 South Florence, Tulsa, Oklahoma, 74137 and Kamin is an Illinois resident whose principal offices are located at 350 W. Belden, Suite 606, Chicago, Illinois 60614 and together possess substantial expertise and experience in strategic and financial planning, corporate structuring, financial analysis, management of companies in the food industry, and

                  WHEREAS, MB desires to assure the availability of Viking Group and Kamin as consultants and advisors as herein provided,

                  NOW, THEREFORE, in consideration of the premises hereof and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

                  1. MB hereby engages Viking and Kamin as consultants to render, and Viking and Kamin hereby accepts such engagement, during the period commencing December 3, 1998 and terminating December 11, 1999 ("Expiration Date"), to render such advisory and consultative services that MB may reasonably request from time to time in order that MB may benefit from Viking and Kamin's expertise, knowledge, reputation and contacts. Viking and Kamin shall be available upon reasonable notice to advise and consult with MB's officers and directors at reasonable times by telephone, mail, and in person. Viking and Kamin agree to execute a standard form of confidentiality agreement to protect MB's confidential and proprietary information.

                  2. It is understood and agreed that Viking and Kamin are presently engaged and intend to engage in various other businesses and advisory and consulting relationships and Viking and Kamin shall be permitted from time to time in their sole discretion to engage in the conduct of any other business and any other advisory or consulting relationship and perform any and all services with respect thereto; provided, however, during the term of this Agreement, without MB's written consent, Viking and Kamin agree not to provide advisory or consulting services to any entity that is a direct competitor of Marsee Baking. A direct competitor is defined as a multi-store, upscale retail bakery.

                  3. It is understood and agreed that MB will provide Viking and Kamin with information upon which Viking and Kamin will rely in rendering advice and consulting hereunder and that MB shall be solely responsible for the accuracy and completeness of such information. MB may, in its sole discretion, proceed in accordance with or contrary to any advice given by Viking and Kamin and Viking and Kamin shall not be responsible or liable for any advice or other consultation given by them in good faith.

                  4. MB shall defend, indemnify and save harmless Viking and Kamin from and against all claims arising from or in any manner related to the services of Viking and Kamin, other than based on the gross negligence, recklessness or willful misconduct of Viking or Kamin, and shall pay the reasonable cost of legal services within 7 days of billing incurred by Viking and Kamin in defending themselves. In that respect, Viking and Kamin may choose his or its own counsel in defending himself.

                  5. MB agrees to sell each of Viking and Kamin a 5 year warrant to purchase up to 125,000 shares of MB's Common Stock at an exercise price of $1.00 per share. The purchase price for each warrant shall be $500 payable at the time of issuance. The shares underlying such warrants will have piggyback registration rights on any public offering on the same terms and conditions granted to the holders of the Series C and Series D Preferred Stock.

                  6. In addition to the aforesaid compensation, MB shall pay to Viking and Kamin upon receipt of reasonable verification all of their out-of-pocket expenses incurred in connection with his services to MB up to a maximum amount of $25,000. Viking and Kamin will request pre-approval from MB on any expense exceeding $1,500.

                  7. Any controversies or claims arising out of, or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association in Denver, Colorado, which decision shall be final and binding on the parties, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. In addition to all other remedies provided in law or equity, the arbitrator is hereby authorized to assess costs and attorneys fees against either party if the arbitrator finds, based on all the facts and circumstances, that the conduct of or the claims made by such party were unreasonable or substantially without merit.

                  8. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado without regard to its rules relating to conflicts of law.

                  9. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party by facsimile, in person or by courier.


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


IN WITNESS WHEREOF, the parties have signed this Agreement as of the date set forth above.

                                OREGON BAKING COMPANY,
                                dba MARSEE BAKING


                                By:  /s/ Ray Lindstrom
                                     --------------------------
                                     Ray Lindstrom
                                     President and CEO


                                     /s/ Anthony Kamin
                                     ---------------------------
                                     Anthony Kamin


                                VIKING GROUP, LLC

                                By:  /s/  Mike Morrissett
                                     ----------------------------
                                Its:
                                     ----------------------------



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